UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2007

Immediatek, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Walton Dallas, Texas	75226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 744-8801

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2007, the boards of directors of Immediatek, Inc. and DiscLive, Inc., the wholly-owned, operating subsidiary of Immediatek, Inc., appointed Darin Divinia as President, Chief Executive Officer and Secretary of Immediatek, Inc. and DiscLive, Inc., respectively. Mr. Divinia will serve at the pleasure of the respective boards of directors.

Mr. Divinia (age 35) currently serves, and since July 2006 has served, as a director of Immediatek, Inc. and DiscLive, Inc. Since January 2006, Mr. Divinia has served as Director of Technical Services of Radical Incubation LP. Radical Incubation LP is an affiliate of Radical Holdings LP, which is the sole stockholder of the Series A Convertible Preferred Stock of Immediatek, Inc. and the owner of 114,954 shares of Immediatek, Inc. common stock as of July 16, 2007. From January 2004 to January 2006, Mr. Divinia served as Director of Network Strategy at Yahoo, Inc. In that position he was responsible for setting the strategic vision for Yahoo’s next generation network infrastructure. Prior to January 2004, Mr. Divinia served as Director of Network Engineering at Yahoo, Inc. and was responsible for all engineering and operational aspects of the global Yahoo! IP network.

Since June 8, 2006, personnel of Radical Incubation LP, an affiliate of Radical Holdings LP, including Mr. Divinia, have provided certain management services to Immediatek, Inc. and DiscLive, Inc. Management estimated the cost of those services was approximately $29,000 during the period from June 8, 2006 through December 31, 2006. The cost of those services was determined by multiplying the hourly rate of the personnel providing those services by the estimated number of hours expended performing those services. Radical Incubation LP did not require payment for those services. Accordingly, Immediatek, Inc. and DiscLive, Inc. recorded the cost of those services as a deemed contribution by Radical Holdings LP and as non-cash consulting expense in the financial statements for the year ended December 31, 2006.

On February 23, 2007, but effective as of January 1, 2007, Immediatek, Inc. and DiscLive, Inc. entered into a Management Services Agreement with Radical Incubation LP. Pursuant to this Management Services Agreement, personnel of Radical Incubation LP, including Mr. Divinia, provide certain management services to Immediatek, Inc. and DiscLive, Inc. These services are provided to Immediatek, Inc. and DiscLive, Inc. at an aggregate cost of $3,500 per month; however, Immediatek, Inc. and DiscLive, Inc. are not required to pay these fees and expenses and, accordingly, Immediatek, Inc. accounts for these costs of services as a deemed contribution to Immediatek, Inc. by Radical Holdings LP.

Mr. Divinia’s services as President, Chief Executive Officer and Secretary of Immediatek, Inc. and DiscLive, Inc. will be included under the Management Services Agreement. Accordingly, Immediatek, Inc. and DiscLive, Inc. will not directly compensate Mr. Divinia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.,
a Nevada corporation

Date: July 17, 2007

By: /s/ DARIN DIVINIA
Name: Darin Divinia
Title: President

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